UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 22 and 23, 2014, Sonoco Products Company (the “Company”), as guarantor, and its indirect wholly owned subsidiary, Sonoco Deutschland Holdings GmbH (the “Purchaser”), entered into a Sale and Purchase Agreement (the “Agreement”) with Arthur Weidenhammer, Beatrice Bingel, Oliver Weidenhammer, Ralf Weidenhammer (together, the “Sellers”), and Fregalla Weidenhammer GmbH & Co. KG (“Fregalla”), relating to the purchase by the Purchaser from the Sellers of 100% of the outstanding equity interests of each of Weidenhammer Packaging Group GmbH, Weidenhammer Packungen GmbH & Co. KG, and Weidenhammer GmbH (together, the “Weidenhammer Companies”), and the purchase from Fregalla of 40% of the equity interests of Weidenhammer New Packaging LLC (collectively, the “Equity Interests”), subject to the terms and conditions of the Agreement. The aggregate purchase price of the Equity Interests is approximately EUR 286 million (approximately $383 million U.S. Dollars), subject to certain adjustments as set forth in the Agreement.

The Company has guaranteed the complete and punctual payment of the foregoing purchase price and the full and punctual performance by the Purchaser of all of its other obligations under the Agreement and its exhibits and schedules.

The acquisition is subject to governmental regulatory review and approvals and is expected to close in the fourth quarter of 2014. The transaction is expected to be funded through a combination of debt and existing cash. The Agreement has been approved by the board of directors of each of the Company and the Purchaser.

The Weidenhammer Companies, headquartered in Hockenheim, Germany, have approximately 1,100 employees and operate 13 production facilities, including five in Germany, along with individual plants in Belgium, France, The Netherlands, the United Kingdom, the United States, Chile, Greece, and Russia. In addition to producing composite cans, drums, and luxury tubes, the Weidenhammer Companies produce unique rigid plastic containers using state-of-the-art thin-walled injection molding technology with modern in-mold labeling. Markets served by the companies include processed foods, powdered beverages, tobacco, confectionery, personal care, pet food, pharmaceuticals and home and garden products.

The Agreement contains certain customary representations and warranties of the Purchaser, the Sellers and the Weidenhammer Companies. In addition, the Purchaser, the Sellers, and the Weidenhammer Companies have agreed to certain covenants and agreements, including, among others: (1) customary covenants relating to the conduct of the Weidenhammer Companies’ businesses during the interim period between the execution of the Agreement and the closing; (2) with certain exceptions, the Purchaser’s covenant not to make claims against officers and directors of the Weidenhammer Companies’ businesses or the Sellers or their affiliates; (3) the Purchaser’s covenant to provide the Sellers access to certain books and records and information of the Weidenhammer Companies; (4) the Purchaser’s covenant to obtain insurance for the businesses of the Weidenhammer Companies; (5) covenants of the parties to each other with respect to further assurances, updating of information and cooperation; (6) Purchaser’s agreement to Sellers’ right to acquire from a subsidiary of Weidenhammer Packaging Group GmbH certain real property from April 1 through June 30, 2020; and (7) upon satisfaction of certain contingencies, Purchaser’s agreement to pay promptly, or to cause the applicable subsidiary to pay promptly, certain contingent payments to Sellers.

Completion of the acquisition is subject to certain conditions, including: (1) receipt of required regulatory approvals; (2) the absence of any order prohibiting the consummation of the transaction; and (3) execution of a lease agreement relating to certain properties to be conveyed to the Sellers prior to closing. In addition, the Purchaser’s obligation to complete the transaction is also subject to certain additional conditions, including: (1) the accuracy of the representations and warranties of the Sellers; (2) completion of its due diligence review to the Purchaser’s satisfaction and no material adverse change (as defined in the Agreement); (3) transfers of certain businesses and properties by Sellers and the Weidenhammer Companies; (4) extensions of certain leases; (5) transfers of ownership of equity interests in certain businesses; (6) with certain exceptions, termination of intercompany agreements between the Weidenhammer Companies and the Sellers; (7) settlement of all intercompany debt; and (8) arrangements to settle certain debt and other obligations from the Weidenhammer Companies to the Sellers. The Sellers’ obligations to complete the transaction are also subject to certain additional conditions, including: (1) the Sellers and the Company agreeing to the documentation for the transfer and operation of Weidenhammer New Packaging, LLC; and (2) the execution of a new lease for property in The

Netherlands. Additionally, with limited exceptions, the Sellers agree for a period of three years not to directly or indirectly carry on or be engaged in any business that competes with the Weidenhammer Companies’ businesses, and not to solicit employees of the Weidenhammer Companies.

The Agreement is governed by, and construed under, the laws of the Federal Republic of Germany, and claims and controversies arising under the Agreement are subject to resolution by arbitration.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 to this report. The Agreement has been made an exhibit to this report in accordance with Securities and Exchange Commission rules in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, the Purchaser, the Weidenhammer Companies, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may be waived or modified by the parties to the Agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser, the Weidenhammer Companies or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” and similar expressions identify forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict and, in many cases, are beyond the control or knowledge of management. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the ability to obtain regulatory approvals and meet other closing conditions for the acquisition on the expected terms and schedule, delay in closing the acquisition, difficulties and delays in integrating the businesses of the companies or fully realizing cost savings and other benefits of the acquisition, changes in interest rates and capital markets and other factors detailed in the Company’s filings with the SEC. These forward-looking statements are made only as of the date of this Report, and the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, http://www.sec.gov, the Company’s investor relations department and the Company’s website, http://www.sonoco.com.
Section 8 – Other Events

Item 8.01	Other Events.

On August 25, 2014, Sonoco Products Company issued a news release announcing that it had signed the definitive agreement to purchase Weidenhammer Packaging Group discussed in Item 1.01 above. A copy of that release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Sale and Purchase Agreement, dated August 22 and 23, 2014 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release announcing its entry into a definitive agreement to purchase Weidenhammer Packaging Group

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: August 27, 2014	By: /s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1
Sale and Purchase Agreement, dated August 22 and 23, 2014 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release dated August 25, 2014, announcing its entry into a definitive agreement to purchase Weidenhammer Packaging Group.